Exhibit 99.1

CONTACTS:

Richard Leland	Danny Jovic
Investor Relations	Media Relations
561-438-3796	561-438-1594
Richard.Leland@officedepot.com	Danny.Jovic@officedepot.com

Office Depot Provides Update on Strategic Transformation to Become an Omni-Channel Business Services Platform

Investor Meeting in New York City to Outline Initiatives Underway to Drive Profitable Growth in Products and Services with B2B Customers and Business-Minded Consumers

Provides Financial Outlook Through 2020

Announces Workonomy™ Business Services Offering

Boca Raton, Fla., May 16, 2018 — Office Depot, Inc. (NASDAQ:ODP), a leading omni-channel provider of business services, products and technology solutions, today is hosting an Investor and Analyst Day: Depot. Different!, to review the strategic transformation underway. Office Depot Chief Executive Officer, Gerry Smith, joined by his Executive Leadership team, will outline the compelling market opportunity for business services and Office Depot’s pivot to becoming an omni-channel business services platform, providing end-to-end solutions for businesses of all sizes.

“We are building on our core business to create a unique omni-channel platform that delivers the products and services needed by our business-to-business (B2B) and business-minded customers now and into the future. Our company has an impressive set of assets with more than 6,000 employee information technology (IT) technicians, next day delivery reach to 98.5% of the US population and strong relationships with 28.6 million customers across the omni-channel,” said Gerry Smith, Chief Executive Officer of Office Depot. “With a clear strategy already producing results, we will compete and win in our legacy office products markets and new growing markets. With a relentless focus on our customers we will deliver expert services, innovative products and one cohesive omni-channel experience however the customer chooses to interact with us; in-person, online or through our outstanding B2B sales engine.”

Smith continued, “Already, we are seeing very promising results with omni-customers, who spend twice as much as ‘online only’ customers and three times more than ‘in-store only’ customers, growing 31% year-over-year in Q1. This continued positive momentum is creating meaningful results for our shareholders including an expected 5.5% growth in year over year sales in 2018, with an outlook to 2020 that sees services revenue growing to approximately 20% of total sales.”

The Office Depot executive leadership team will also use today’s meeting to introduce its plan for an integrated business services offering, Workonomy™, designed to create a seamless customer experience. The comprehensive offering will serve both small- to medium-sized businesses (SMB) and enterprise customers, allowing them to create personalized support based on their business needs.

SMB services will include administrative, technology and marketing solutions ranging from digital marketing to 3D printing to packing and shipping offerings. Enterprise services will include managed workplace solutions, infrastructure modernization, technology procurement and IT staffing.

Smith stated, “The formation of Workonomy™ is a reflection of how we are meeting the needs of our customers by creating a cohesive, omni-channel experience that helps them solve their most vital, modern business needs.”

Highlights of the presentation to the financial community include:

•	Utilizing the unique assets of Office Depot’s omni-channel platform

•	Generating customer demand by exploiting digital media capabilities

•	Instilling customer focus and services mentality for growth

•	Strengthening the BSD segment

•	Leveraging CompuCom to accelerate technology-based services

•	Transforming the retail experience

•	Providing a three-year financial outlook for sustainable growth and strong cash generation

Outlook for 2018, 2019 and 2020*

During the meeting, the company will reaffirm its 2018 outlook of:

•	Approximately $10.8 billion in total sales

•	Services revenue of approximately 14% of total revenue

•	Adjusted operating income of approximately $360 million

•	Approximately $350 million of free cash flow

Office Depot will also outline expected 2019-2020 financial targets of:

•	Total sales growing at a 0% to 2% compound annual growth rate

•	Services revenue reaching approximately 20% of total revenue

•	Adjusted operating income growing at a 3% to 5% compound annual growth rate

•	Approximately $350 million of annual free cash flow

A live webcast of the session will be available on the company’s Investor Relations website from 8:30am – 1:00pm Eastern Time. The broadcast will remain available on the website for 90 days.

*	Notes

As used throughout this release, Free Cash Flow is defined as cash flows from operating activities of continuing operations less capital expenditures.

The Company’s outlook for 2018, 2019 and 2020 included in this release is for continuing operations only and includes non-GAAP measures, such as adjusted operating income, which excludes charges or credits not indicative of core operations, which may include but not be limited to merger integration expenses, restructuring charges, acquisition-related costs, executive transition costs, asset impairments and other significant items that currently cannot be predicted. The exact amount of these charges or credits are not currently determinable, but may be significant. Accordingly, the Company is unable to provide equivalent reconciliations from GAAP to non-GAAP for these financial measures.

About Office Depot, Inc.

Office Depot, Inc. (NASDAQ:ODP) is a leading provider of business services and supplies, products and technology solutions through its fully integrated omni-channel platform of approximately 1,400 stores, online presence, and dedicated sales professionals and technicians to small, medium and enterprise businesses. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, the company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.officedepot.com and follow @officedepot on Facebook, Twitter and Instagram.

Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2018 Office Depot, Inc. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risk that Office Depot is unable to transform the business into an omni-channel business service platform or that such a strategy will result in the benefits anticipated; the risk that Office Depot may not be able to realize the anticipated benefits of the CompuCom transaction due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; impact of weather events on Office Depot’s business; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the international operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers or terms with the Company’s suppliers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws, tariffs and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.